Exhibit 10.29

Maximum amount guarantee contract WYQYDB20220916

contract NO ( contract number ) :KCDDBXS020221028035416

Party A (creditor): Shenzhen Qianhai WeBank Co., Ltd. (WeBank)

Party B (the guarantor):Bai Yong

Type of certificate:ID card	ID Number:
Cell-phone number:	Mail box:

In order to guarantee the performance of the debts under the master Contract mentioned in Article 1 hereof, Party B is willing to provide Party A with a joint and several liability guarantee as the guarantor. This Contract is signed online. Party B confirms this Contract on the operation page that Party B shall be deemed to have read and agreed to all the contents of this Maximum Amount Guarantee Contract (hereinafter referred to as "this Contract") and agree to sign this Contract with electronic signature. This Contract shall come into force and be binding on both parties.

Article 1 Warranty and Guaranty Liability

1.1 Scope of maximum amount guarantee

The main contract of this contract is: Party A and Shenzhen Bestman Precision Instrument Co., LTD (hereinafter referred to as the "debtor"), the Loan Line Contract / Comprehensive Credit Line Contract (hereinafter referred to as the "Line Contract") and all single credit contracts (including loan contract, draft acceptance contract, draft discount contract, guarantee contract, etc., the same below), and its revision or supplement. For the avoidance of doubt, if Party A and the debtor sign any other contract, agreement or legal documents on the loan, credit granting or any debt financing matters provided to the debtor before or after the signing of this Contract, it shall also fall within the main contract scope of this Contract.

The scope of guarantee of this contract is: all the debts of the debtor under the main contract during the period of determining the creditor's right, including the principal, interest, penalty interest and the expenses of realizing the creditor's right. The maximum debt principal shall not exceed RMB yuan. The term of the creditor's right herein shall be subject to the term of the loan line / credit line agreed in the quota contract (hereinafter referred to as the "limit term"). If Party A and the debtor extend the limit term according to the provisions of the quota contract, the term of the creditor's right shall also be extended accordingly.

The loan / advance principal, interest and expense (if any) shall be calculated as agreed in the master contract and calculated until the date on which the debt is paid off. Other expenses payable shall include but be not limited to the attorney's fees, legal costs, arbitration fees, travel expenses, announcement fees, service fees, execution fees and transfer fees paid by Party A to realize the creditor's rights and guarantee.

1.2 The Warranty Period of this Contract:

It shall be three years from the effective date of this Contract to the expiration date of the performance period of the debt under the single credit granting contract under the main Contract (if the expiration date of the performance period of the debt under multiple single credit granting contracts is inconsistent, the expiration date of the latest debt performance period shall prevail).

If a single loan is extended, extended or changes the repayment plan under the master contract, the guarantee period shall continue to three years from the date of expiration of the debt performance period after the extension, extension or change of the repayment plan.

1.3 If there are other guarantees for the claims under the Main Contract, Party A shall have the right to determine the order of the guarantee (including, but not limited to, the guarantor) and the guarantor shall not raise any defense based on this; for the avoidance of doubt, each guarantor shall not constitute a joint guarantee.

1.4 If the guarantor independently assumes the guaranty liability based on this Contract, and Party A waives, changes or loses other security interests, the Guaranty undertakes to continue to assume the guarantee liability in accordance with this Contract. The Guarantor's guaranty liability shall remain valid and shall not be invalid or exempted due to changes in other security interests.

1.5 This contract is an irrevocable contract, and the joint and several liability guarantee provided by the guarantor is unconditional, irrevocable, and is continuous and uninterrupted.

Article 2 Performance of guaranty liability

2.1 If the debtor fails to perform the debts due (including those due in advance, the same below) as agreed in the master Contract, Party B guarantees to unconditionally pay the debts upon receiving the written payment notice from Party A. Any document issued by Party A that the debtor fails to perform the debts due may be used as a written notice of payment from Party B.

2.2 Party B hereby authorizes WeBank to deduct or deduct the corresponding amount from any cooperative financial institution (if any) and / or the transferee (if any), so as to pay off Party B's cooperative financial institution or cooperative financial institution in WeBank Let (if any) the principal, advance principal (if any), interest, penalty interest (if any) and if any) other amount payable (if any) until Party B's secured / countersecured debt is completed. If Party B involves two or more deductions or the amount deducted by WeBank from Party B's account is insufficient to pay off all the guaranteed / counter-guaranteed debts of Party B, WeBank shall have the right to decide the order of repayment and the lower limit of the single deduction amount. To realize the purpose of party B, such as the bank transfers all or part of the claims under the main contract to a third party, the authorized person authorized in this article 2.2 remains the bank, and authorized until all debts in the bank and / or the bank cooperative financial institutions and / or the transferee (if any). When the proceeds is insufficient to pay all guarantee / counterguarantee debt, Party A has the right to pay in the following order (without doubt, party A under the main contract debt insurance claims, guarantee compensation, accounting verification and adjust the order): the debtor within 90 days overdue (including 90 days), the principal and interest repayment order:

(1) expenses (if any);

(2) penalty interest;

(3) interest;

(4) the principal. If the debtor delays for more than 90 days, the order of repayment of the advance principal and interest shall be as follows:

(1) expenses (if any);

(2) principal;

(3) interest;

(4) penalty interest.

2.3 Before and / or after the claims under the main contract guaranteed under this contract, without the consent of party b, party a has the right to transfer all or part of the claims under the main contract through asset transfer, asset securitization, the corresponding guarantee security interest no longer belong to the maximum guarantee, shall be converted to ordinary joint and several liability guarantee, the guarantor shall continue to transfer the third party. At the same time, the guarantor agrees that for the transfer of part of the creditor's rights, the guarantor shall still bear the maximum guarantee liability within the scope of the original maximum guarantee agreed in Article 1.1 of this Contract. Party A shall have the right to notify Party B of the transfer of creditor's rights by telephone, SMS, email, WeChat, announcement, financing platform publicity or news on the financing platform. Party A shall have the right to provide during the transfer of the claims the information and information obtained to the transferee or potential transferee according to the contract and the intermediary providing the services, including providing the information and information to the assignee or potential transferee and the intermediary for the purpose of due diligence. If Party A transfers all or part of the creditor's rights under the main contract, the loan line / credit line shall be reduced according to the amount of the creditor's right, and the loan line / credit line shall be gradually restored according to the repayment amount of the debtor. Party B's guarantee liability will not be aggravated by Party A's assignment of the creditor's rights.

Article 3 Guarantor Guarantee and Commitment

3.1 Party B is a natural person with full capacity for civil rights and has the qualification and ability to sign and perform this Contract.

3.2 The signing of this Contract is the true intention of Party B and will not result in the violation of its agreement or commitment with any third party.

3.3 Party B warrants that all the materials provided to Party A are true, complete, legal and valid, and do not contain any false records, misleading statements or material omissions.

3.4 Except for being notified to Party A in writing before the signing of this Contract, Party B shall not have any litigation, arbitration, execution, appeal, reconsideration procedures or other events or circumstances that may have a material adverse impact on the execution of this Contract.

3.5 Party A shall have the right to require Party B to truthfully provide personal and family income, property and other relevant materials required by Party A. Party B shall guarantee that the documents and materials provided are true, complete and accurate.3.5 Party B warrants to cooperate with Party A to supervise and inspect its income and credit status. During the performance of this Contract, if Party A considers that the loan guarantee condition deteriorates, Party B shall provide other guarantee measures approved by Party A.

3.6 Party B agrees that any electronic contract arising after the successful identification of Party B by one or more means of face scanning video, bank card authentication, telephone authentication, password verification, mobile phone OTP verification shall be a contract signed by Party B, and Party B shall bear the corresponding legal consequences.

3.7 Party b clearly know that even if no longer hold / not as the debtor's legal representative (applicable to the debtor for the company, the same below) / or operator (applicable to the debtor for individual industrial and commercial households, the same below) or the head (applicable to the debtor for the company's operating organization, shape, the same below), still shall perform the legal representative before the debt under the main contract guarantee liability. Legal representative change procedure, refers to the debtor in the industrial and commercial registration authority to change the legal representative, the new legal representative / operator / head, by party a's financing platform page, update the debtor's legal representative / operator / head information, and submit the relevant information, signed relevant legal documents with party a.

3.8 Without party A's prior written consent, Party B shall not transfer all or part of any rights and obligations hereunder and the corresponding loan debts incurred to Party A to a third party.

Article 4 Rights and Obligations of the Guarantor

4.1 Party B shall have the right to require Party A to keep the information provided by it confidential, provided as otherwise stipulated by laws, regulations or regulatory authorities or otherwise agreed by both parties Unless the information provided by Party B does not constitute secret information.

4.2 Party B has carefully read the Master Contract and confirmed all the terms. Party B is aware that the debtor has signed the master contract with Party A through online certification. If a single credit granting contract or other business certificate under the master contract does not exceed the provisions of the master contract, it need not be confirmed by Party B. Party a and the debtor to the change of the main contract, or a single credit contract extension, extension or change of repayment plan, or borrowed under the main contract, as long as the debt principal amount does not exceed the provisions of article 1.1 of this contract, without the consent of party b or notice to party b, party b continues to assume joint and several liability for debt under the main contract.

4.3 Party B shall notify Party A in writing within five working days from the date of occurrence or possible occurrence of the following matters, Party a shall have the right to request party b and the debtor to provide supplementary guarantee or directly recover all or part of the loan according to the specific situation of the matter:

(1) party b has taken compulsory measures such as property preservation in major cases or major assets, Or party B fails to perform its duties normally;

(2) provide guarantee to a third party, It shall have a significant adverse impact on its financial position or ability to perform obligations hereunder;

(3) deterioration of economic situation such as unemployment, bankruptcy of the unit or heavy loss of personal property, significant adverse change in personal physical condition, divorce from Party B and spouse, and other matters that may affect Party B's ability to perform this Contract.

(4) Other events sufficient to affect Party B's ability to perform this Contract, major events or default events affecting the safety of Party A's loan.

4.4 If Party B changes its domicile, mailing address and contact telephone number, party B shall notify Party A in writing within five working days after the change of the relevant matters. If Party B fails to perform the above notice obligations, if Party A sends the relevant notice and documents at the original address, it shall be deemed to have been delivered.

4.5 Party B agrees that when Party A conducts pre-loan due diligence, in-loan information verification or post-loan inspection, collection and debt recovery, Have the right to use or the collected identity information, contact information and other credit, finance, credit, lending and other related information to a third party (including but not limited to law firms, loans, service agencies, outsourcing agencies, collection agencies, cooperative agencies, third party financial institutions, payment agencies, credit agencies, basic database, the People's Bank of China citizenship information database and other legal establishment, data (library) institutions, telecom operators and their agents, administrative organs, public institutions, judicial organs, arbitration agencies and supervision Departments, the Internet Finance Association of China and other industry self-regulatory organizations, etc.).

Article 5 Breach clause

5.1 Any of the following events may constitute a breach:

(1) Party B fails to pay off debts due on the debtor;

(2) any representations, warranties and commitments;

(3) Party B explicitly expresses or fails to perform or performs any obligations hereunder or performs any other obligations;

(4) any certificates and documents made by Party B are untrue, inaccurate, incomplete or false records, misleading statements or material omissions;

(5) If Party B conceals the true and important information, Party B does not cooperate with Party A in party A's investigation, examination and inspection;

(6) Party B is negligent in managing and pursuing the due claims, Or dispose of its main property or other acts of transferring property or evading debts of free, unreasonable low price or other inappropriate ways;

(7) Party B violates other similar contracts signed with Party A or other third party parties (including but not limited to credit extension contract, loan contract and guarantee contract), Or conduct litigation or arbitration over disputes arising from such contracts;

(8) if the guarantee is invalid or revoked; and

(9) if Party B takes advantage of the false contract with its related parties, Using the lender's funds or credit using transactions without actual transaction background, Or intentionally evade and abolish party A's creditor's rights through related party transactions.

(10) Party B has the following circumstances:

(11) Party B has any changes in disability, unemployment, relocation, job changes, business changes or other changes, If Party A considers that Party B has performed, or may affect, the performance of its guarantee liability;

(12) If Party B is investigated for criminal responsibility or subject to other compulsory measures or measures taken to restrict its certain rights by relevant authorities, If Party A considers that it has, or may affect Party B's performance of its guarantee liability;

(13) Party B's successors or legatees refuse to continue to assume the guarantee liability after abandoning the inheritance or bequest, or accepting the inheritance or bequest; (11) other circumstances that Party A considers to have done, or may affect Party B's performance of its guarantee liability.

5.2 In case of any breach of contract, Party A shall have the right to take the following measures

(1) Announcing the immediate expiration of all or part of the credit granted under the Master Contract, Party B is required to immediately perform the compensation responsibility, And shall have the right to directly deduct money from Party B's account to pay off the aforementioned debts due (including the debts declared to mature immediately);

(2) require Party B to provide supplementary guarantee measures approved by Party A, Including but not limited to providing collateral and pledge;

(3) require Party B to compensate Party A for all losses (if any);

(4) Party A has the right to exercise the legal right of cancellation and / or subrogation according to law, Under the aforementioned circumstances, Party B shall provide all necessary cooperation and assistance as required by Party A, All expenses incurred shall be borne by party b;

(5) other remedies agreed in laws, regulations and herein.

Article 6 supplementary provisions

6.1 party b confirms and agrees that whatever reason the debtor needs to sign a new quota contract with party a, if the original contract has outstanding balance and into the new quota contract management, party b in the new contract shall be according to the requirements of this contract still guarantee the debt under the main contract, including the new contract. In particular, if the debtor because party b no longer serves as the legal representative / operator / head need to sign a new quota contract with party a, and the outstanding balance under the new quota contract management, party b, party in the new quota contract after the execution of the completion of the legal representative / operator / head change procedures in accordance with the original quota contract of the debt under the main contract guarantee liability.

6.2 Loan documents, loan vouchers and other credit certificates, other relevant documents and materials confirmed by both parties, the commitment letter and declaration issued by party B unilaterally, and the notice sent to party B unilaterally, and other documents, are an integral part of this contract and have the same legal effect. Party A has entrusted a third-party depository agency or used blockchain technology to extract and store this Contract and other relevant electronic evidence, so as to ensure that this Contract and relevant electronic evidence have not been tampered with since its formation and can be used as evidence in dispute settlement.

6.3 Party B is clearly aware that this Contract uses a third-party electronic signature (digital certificate) for online signing in accordance with the Electronic signature Law of China. Party B recognizes the CFCA Digital Certificate Service Agreement of China Financial Certification Center (China Financial Certification Authority, CFCA), CFCA, China Global Trust System Electronic Certification Business Rules (hereinafter referred to as CPS) and its updated version, and agrees to accept and is willing to abide by the C F C A Digital Certificate Service Agreement and all the terms of the CPS.

6.4 Compulsory notarization □ Both parties agree to handle compulsory notarization of this Contract. If Party B fails to perform or does not fully perform the obligations agreed herein after the notarization of both parties, Party A shall have the right to apply to the original notary office for the execution certificate and apply to the people's court with jurisdiction with the original notarial certificate and the execution certificate.

6.5 Dispute Resolution

☐ Any dispute arising during the performance of this Contract shall be settled by both parties through negotiation. If the negotiation fails, both parties agree to submit it to the Guangzhou Arbitration Commission and jointly entrust the Guangzhou Arbitration Commission to appoint a sole arbitrator, who shall conduct online arbitration according to the current online arbitration rules at the time of application for arbitration. The arbitral award is final and binding on both parties.

☒ for disputes arising from the performance of this Contract, both agree to file a lawsuit with the court with jurisdiction in the place of Party A's industrial and commercial registration or the place of Party A's business site, and agrees that the sued court may apply the trial by Internet. If the principal and interest of the arrears in the debtor are less than two times the average annual salary of the employed personnel in Guangdong Province in the previous year, the two parties agree that the court shall apply the small-amount litigation procedure, and the first instance shall be the final examination.

6.6 Address of Service and Method of Service

(1) Party B confirms that the E-mail address and mobile phone number reserved by Party B to Party A as the electronic service address, and the industrial and commercial registered address (natural person is the ID card address within the valid period) as the valid mailing address and method. Party B confirms that Party A, the notarial, arbitration and judicial organs may serve commercial, notarial, arbitration and litigation documents by one or more of the aforementioned service methods. If party A, the notary organ, the arbitration institution or the judicial organ serve the documents to Party B in various ways, the service time shall be subject to the first successful date of the system displayed in the above service method.

(2) Party b confirm the aforementioned delivery method and address applies to the performance process (including but not limited to party a loan collection, etc.), fu strength notarization (including but not limited to notarization fu strength and default verification, etc.) process, arbitration process and dispute into the proceedings after the first mediation, first instance, second instance, retrial, retrial and execution process of litigation documents.

(3) If the above service address and contact information need to be changed, Party B shall submit it to Party A five working days in advance. If the above dispute has entered the public procedures, certification procedures, arbitration procedures and litigation procedures, Party B shall notify the notary office, relevant arbitration institutions and judicial organs in writing of the service address and contact information after the change.

(4) Inaccurate service address and contact information not provided or confirmed by Party B, Or if it fails to timely inform Party A, the notary organ, the arbitration organ, the judicial organ, the party concerned or the designated recipient who refuses to sign for the receipt after the change of the service address, Notary documents, arbitration documents and litigation documents that fail to be actually received by the parties concerned, It shall be deemed to have been served, The date of service shall be confirmed as follows: If delivered by mail, The return date specified in the logistics information of the delivery platform shall be the date of delivery; Direct service thereof, if any, The date of service is the date when the person on the spot on the situation specified in the service certificate; Litigation documents served electronically, The date of delivery is the date when the electronic document reaches the specific system.

(5) After the dispute enters the civil procedure, if Party B responds to the lawsuit and directly submits the confirmation letter of service address to the court. If the confirmation address is inconsistent with the service address confirmed before the lawsuit, the confirmation service address submitted to the court shall prevail.

6.7 All the options determined in this Contract and the annexes shall be determined by drawing in the option box. Failure to delimit means that this option is not as agreed upon in this contract.

6.8 This Contract shall be governed by the laws of the People's Republic of China.

6.9 This Contract shall come into force after being signed online (stamped with an electronic seal) by all parties. Party B hereby declares that it fully understands the terms of this Contract and the relevant terms of the Security Contract (if any) and other relevant documents, and that it has obtained independent legal advice on this matter (when required).

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Annex I:

List of quota contracts

Loan Line Contract / Comprehensive Credit Line Contract No.:EDXS020221028043424

This page is numbered KCDDBXS020221028035416 the "Maximum amount guarantee contract" signing page.

Party A (seal):

Signing Date: October 28,2022

Party B (seal):

Signing Date: October 28,2022